                              THORNALL ASSOCIATES
                        C/O ALFIERI PROPERTY MANAGEMENT
                              399 THORNALL STREET
                                 P.O. BOX 2911
                         EDISON, NEW JERSEY 08818-2911
                              PHONE (732) 548-2200
                               FAX (732)548-5755

                                       March 15, 2000

Mr. Frank Lopiccolo
PXRE Corporation
399 Thornall Street
14th Floor
Edison, New Jersey 08837

             Re: Sublease Agreement dated as of January 2000 by and
                 between PXRE Corporation, as Sublessor
                 and I-many, Inc., as Sublessee
                 Premises:  10,951 sq. ft., Portion of 12th Floor
                            399 Thornall Street
                            Edison, New Jersey

Dear Mr. Lopiccolo:

Pursuant to Article 8 of the Lease between Thornall Associates, as Landlord and PXRE Corporation, as Tenant dated November 1, 1999 and as amended by the First Amendment to Lease dated February 23, 2000, this letter is to evidence the consent of Landlord to the above captioned Sublease, subject to the following:

        1. This consent shall not:

           a. operate as an approval or ratification by Landlord of any of the provisions of the Sublease or as a representation or warranty (express or implied) by Landlord as to any matter whatsoever (including, without limitation, the suitability of the Demised Premises for the use intended by Subtenant);

           b. be deemed to bind Landlord to or by any provisions of the Sublease; or

F. Lopiocolo
PXRE
March 15, 2000
page 2

           c. be construed to (i) modify, waive, reduce or otherwise affect (A) any of the provisions of the Lease, (B) any of Tenant's obligations or duties under the Lease, or (C) any rights or remedies of Landlord under the Lease or otherwise, (ii) enlarge, change or increase Landlord's obligations or liabilities or Tenant's rights under the Lease or otherwise, or (iii) waive, any present or future breach or default on the part of Tenant under the Lease or limit any of Landlord's rights or remedies with respect thereto.

        2. Landlord shall procure any governmental permit or approval required on account of the Sublease and the transactions contemplated thereby, at the sole cost and expense of Tenant.

       3. Neither the Sublease nor this consent shall release or discharge Tenant from any liability under the Lease and Tenant shall remain primarily liable and responsible for the full performance and observance of, and the full compliance with, all of the provisions of the Lease to be performed observed and complied with by the tenant thereunder.


        4. This consent shall not be construed as a content by Landlord to any future subletting of all or any part of the Demised Premises either by Tenant or Subtenant. The Sublease may not be assigned, renewed, modified, amended or extended nor shall the Demised Premises or any part thereof be further sublet without the prior written consent of landlord thereto in each instance as provided in the Lease.

        5. This Sublease is an agreement between Tenant and Subtenant with respect to the various matters set forth therein, and is not binding on landlord. Nothing set forth in this consent shall be construed to constitute an agreement between Landlord and Tenant that the provisions of the Sublease shall apply and pertain as between Tenant and Landlord.

F. Lopiccolo
PXRE
March 15, 2000
Page 3

        6. This consent is conditioned upon Tenant's prompt remittance of the sum of $500.00 to Landlord pursuant to Section 8.07 of the Lease.

Very Truly Yours,

CHRISTINE ALFIERI JOSEPH

CHRISTINE ALFIERI JOSEPH
Associate General Counsel
Caj/winword/sublet/subPXRE
cc:  Jennifer Alfieri        Phil Bennett
     Barry Glassman          Bob Henofer
     Paul Hindes             Mark Licht
     Tom March               Gene Shargay
     A(GA) 12.07C

--------------------------------------------------------------------------------



                                    SUBLEASE

                                     between

                                PXRE CORPORATION

                                    Landlord


                                       and


                                  I-many, Inc.,

                                     Tenant



                                  July 1, 2000


--------------------------------------------------------------------------------

                              PORTION OF 12TH FLOOR
                               399 THORNALL STREET
                               EDISON, NEW JERSEY

        AGREEMENT OF SUBLEASE made as of this ___ day of January 2000, between PXRE CORPORATION, a New Jersey Limited Partnership, having an office at 399 Thornall Street, Edison, New Jersey (hereinafter referred to as "Landlord") and I-many, Inc., a Delaware corporation having an office at 537 Congress Street, Suite 500, Portland, Maine 04101 (hereinafter referred to as "Tenant").

                                  WITNESSETH:

        WHEREAS, Landlord is the tenant under the Lease (hereinafter defined), which Lease demises certain Premises (hereinafter defined) in the Building (hereinafter defined); and

        WHEREAS, Tenant desires to sublet a portion of said Premises, and Landlord is willing to sublet the same, upon the terms and subject to the conditions hereinafter set forth.

        NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants, conditions and agreements hereinafter contained, do hereby agree as follows:

        1. Definitions.

        As used herein the following terms shall have the meanings hereinafter set forth:

        "Building" shall mean the building known as 399 Thornall Street, Edison, New Jersey, which building, together with the real property upon which it stands, is more fully described in the Lease;

        "Escalation Rent" shall have the meaning set forth in Section 4 hereof;

        "Expiration Date" shall mean 11:59 p.m. on the last day of the thirty-sixth (36th) month next following the Sublet Space Commencement Date, or any earlier date upon which the term of this sublease shall expire or be canceled or terminated pursuant to any of the conditions or covenants of this sublease or pursuant to law;

        "Fixed Rent" shall mean the amounts set forth in Section 3 hereof;

        "Lease" shall mean that certain lease between Prime Lessor and Landlord (as "Tenant" thereunder), dated November 1, 1999, demising the Premises in the Building, as amended by a certain First Amendment to Lease dated contemporaneously herewith, as the same may be further amended, modified and/or supplemented at any time subsequent to the date of this sublease;

        "Lease Expiration Date" shall mean October 31, 2009;

        "Premises" shall mean the Premises (as defined in the Lease);

        "Prime Lessor" shall mean THORNALL ASSOCIATES, L.P., and any successor thereto or assignee thereof,

        "Sublet Space" shall mean that portion of the Premises located on the twelfth (12th) floor of the Building and shown cross-hatched on Exibit "A" annexed hereto;

        "Sublet Space Commencement Date" shall mean the date on which the Sublet Space is legally demised by Prime Lessor from the balance of the Premises and Prime Lessor obtains a temporary or permanent certificate of occupancy with respect to the Sublet Space on Tenant's behalf. The Sublet Space Commencement Date shall be accelerated for any Tenant Delays, as hereinafter provided.

        "Tenant's Share" shall mean, from time to time during the term of this sublease, the then fraction (expressed as a decimal), the numerator of which shall be the number of rentable square feet of the Sublet Space (presently deemed to be 10,951 rentable square feet) and the denominator of which shall be the number of rentable square feet of the Premises (presently deemed to be 24,238 rentable square feet).

        2. Demise; Use.

        (a) Subject to Landlord's receipt of written approval from Prime Lessor of the subleasing contemplated hereby, Landlord subleases to Tenant, and Tenant hereby hires and takes from Landlord, the Sublet Space for a term (hereinafter defined as the "Term") commencing upon the Sublet Space Commencement Date and expiring upon the Expiration Date, subject to all terms, provisions, covenants and conditions of the Lease and this sublease.

        (b) Tenant shall have the unqualified and unrestricted right to use and occupy the Sublet Space for executive and general offices and for no other purpose.

        (c) Tenant shall accept the Sublet Space "as is" as of the date hereof; and Tenant acknowledges that it has retained Prime Lessor to prepare the Sublet Space for Tenant's occupancy at Tenant's sole cost and expense, as more particularly provided in Article 9 of this Sublease. Notwithstanding anything to the contrary contained herein, if the Sublet Space Commencement Date shall not have occurred by July 1, 2000, such date to be extended day-for-day for the occurrence of Tenant Delays (as hereinafter defined) or events of force majeure or other events beyond Landlord's reasonable control (up to a maximum period of sixty (60) days in the aggregate), then Tenant shall have the right to cancel this Lease by notice delivered to Landlord no later than July 15, 2000 (or 15 days following such extended Sublet Space Commencement Date). In this Lease "Tenant Delays" means a delay in the occurrence of the Sublet Space Commencement Date resulting from any of the following causes: (i) a delay by Tenant in submitting Tenant's Plans or responding to Prime Lessor's requests for additional information or materials selections; or (ii) Tenant's request for additional work or additions to Tenant's Work; or (iii) other actions or omissions of Tenant which cause a delay in the completion of Tenant's Work including, without limitation, Tenant's failure to pay the cost of Tenant's Work when due).

        3. Fixed Rent; Additional Rent.

        (a) Tenant covenants and agrees to pay to Landlord during and throughout the Term of this sublease Fixed Rent at the rate of Two Hundred Seventy-Three Thousand Seven Hundred Seventy-Five Dollars ($273,775.00) per annum for each year (pro rated for any portion thereof) of the period from the Sublet Space Commencement Date to and including the Expiration Date payable in equal monthly installments of $22,814.58. Tenant shall pay the first month's Fixed Rent due upon signing. The parties agree to execute within ten (10) business days of the Sublet Space Commencement Date an amendment to this Lease confirming the date when the Sublet Space Commencement Date occurred.

        (b) Tenant shall pay Fixed Rent in equal monthly installments in advance, on the fifth (5th) business day prior to the first day of each calendar month during the Term of this sublease. The monthly installment of Fixed Rent payable on account of any partial calendar month during the Term of this sublease, if any, shall be prorated.

        (c) All sums of money, other than Fixed Rent, as shall become due and payable by Tenant to Landlord under this sublease, shall be deemed to be additional rent, and Landlord shall have the same rights and remedies in the event of non-payment of additional rent as are available to Landlord for the non-payment of Fixed Rent. Additional Rent shall include, but not be limited to, all Escalation Rent and all other costs, fees, expenses and charges due from and payable by Landlord to Prime Lessor which are attributable to, or arise with respect to, the Sublet Space. Unless otherwise specified, Tenant shall pay all Additional Rent and the same shall be due thirty (30) days after notice by Landlord.

        (d) All Fixed Rent, Escalation Rent and all additional rent and other sums payable hereunder by Tenant shall be paid without any deduction, offset, abatement, defense and/or counterclaim whatsoever. All Fixed Rent, Escalation Rent and all additional rent and other sums payable hereunder shall be paid by check, drawn on Silicon Valley Bank, or upon a bank which is a member of the New York Clearing House or any successor thereto, issued directly from Tenant, without endorsements, to the order of Landlord or such other party as Landlord may designate in writing.

        4. Escalation Rent.

        (a) In addition to Fixed Rent, Tenant covenants and agrees to pay to Landlord, from and after the Sublet Space Commencement Date, an amount ("Escalation Rent") equal to Tenant's Share of Tenant's Proportionate Share of any Increase (as said term is defined in the Lease) in Taxes and Operating Expenses payable by Landlord (as "Tenant" under the Lease) with respect to each Year of the Term.


        5. Electricity Charge.

        (a) Landlord shall furnish such electric energy as Tenant shall reasonably require for ordinary office uses during the hours of 8:00 a.m. through 6:00 p.m. Mondays through Fridays (excepting holidays), in an amount not less (but is not required to be more than) 6 watts demand load per useable square foot. Tenant shall pay for such electricity at an annual rate of $16,425.50 (the "Tenant's Electricity Charge") payable in equal monthly installments of $1,363.87 together with each monthly installment of Fixed Rent (representing $1.50/rentable square foot). Tenant acknowledges that the public utility rate schedule used to determine the value of electricity to be furnished by Landlord to Tenant may increase after the date hereof and in such event, the Tenant's Electricity Charge shall be increased accordingly and shall be determined by applying the prevailing local public utility rates, inclusive of any taxes included in or applicable to such rates and based upon the consumption of electricity by Tenant provided, however, Tenant shall in no case be liable for a Tenant's Electricity Charge of less than $1.50 per square foot for electricity,

        (b) Landlord shall have the right at any time and from time to time during the term to examine and survey the consumption by Tenant of electricity, including without limitation, examining and surveying, the electrical wiring, equipment and all lighting fixtures and apparatus consuming electricity in the demised premises, Tenant's hours of operation and all other factors relevant to Tenant's consumption of electricity. If, as a result of a survey made pursuant to this provision, Landlord determines that the value to Tenant of the electric energy supplied by Landlord (determined by the prevailing local public utility rates payable by Landlord for electrical service inclusive of all applicable "demand" and related charges including "fuel adjustment" charges and any taxes included in or applicable to such rates) has been increased because of increased use by Tenant or any other act or omission by Tenant, Tenant's failure to maintain its equipment in good order and repair, Tenant's use of the demised premises at other than the standard business hours specified in paragraph (a) above, or if there shall be an increase in charges by the public utility servicing the Building then in each such event, Tenant's Electricity Charge shall be increased by an amount equal to such increase in value, effective on a retroactive basis to the later to occur of: (i) the date of the occurrence of the event triggering such increase (herein, the "Trigger Date"); or (ii) the date which is one (1) year prior to the Trigger Date.

        (c) In no event shall the provisions of this Article result in any decreases in the Tenant's Electricity Charge below $1.50 per rentable square foot.

        (d) Landlord shall not be liable or responsible to Tenant for any loss, damage or expense that Tenant sustains or incurs if either the quantity or character of electric service is changed or interrupted or is no longer available or suitable for Tenant's requirements unless due to the gross negligence or willful misconduct of Landlord.

        (e) Tenant, at its sole cost and expense, shall furnish, install and replace, as required, all lighting tubes, lamps, bulbs and ballasts required in the Sublet Space.

        6. Tenant's Rights: Permitted Use.

            (a) Landlord shall not be obligated to perform any obligation which is the obligation of Prime Lessor under the Lease and Landlord shall not be liable to Tenant for Prime Lessor's failure to perform or observe any covenant or obligation under the Lease; accordingly, Landlord's obligations hereunder are conditional when such obligations require parallel performance by Prime Lessor. Without limiting the foregoing, Tenant recognizes and agrees that Landlord shall not be required to provide or render any of the services or utilities, to make repairs, replacements, restorations, alterations or improvements or to perform any of the obligations required of Prime Lessor by the terms of the Lease. Landlord agrees, however, to use reasonable efforts to enforce its rights against Prime Lessor under the Lease for the benefit of Tenant upon Tenant's written request therefor (and to forward to Prime Lessor any notices or requests for consent as Tenant may reasonably request). Tenant shall promptly reimburse Landlord for any and all costs which Landlord shall incur in expending such efforts, and Tenant does hereby indemnify and agree to hold Landlord harmless from and against any and all claims, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Landlord in expending such efforts. Nothing contained herein shall require Landlord to institute any suit or action to enforce any such rights; provided, however, that if Landlord shall elect not to institute a suit or action to enforce such rights, then, at the request of Tenant, Landlord shall permit Tenant to institute an action or proceeding against Prime Lessor in the name of Landlord to enforce Landlord's rights under the Lease which are applicable to Tenant (and shall cooperate with such reasonable requests of Tenant as may be necessary to enable Tenant to proceed in Landlord's name), provided that (i) Tenant shall not then be in default under any of the terms, covenants or conditions of this sublease, (ii) such action shall be prosecuted at the sole cost and expense of Tenant and Tenant shall agree to indemnify and hold Landlord harmless from and against any loss, claims, liabilities, damages, costs and expenses (including without limitation, reasonable attorneys' fees and disbursements) incurred or suffered by Landlord in connection with such action or proceeding; (iii) Tenant shall use counsel approved by Landlord, which approval shall not be unreasonably withheld or delayed; (iv) Landlord shall determine, in the reasonable exercise of its judgment, that such suit or action is not arbitrary or capricious or primarily of nuisance value; and (v) Landlord shall have first given Prime Lessor a demand and notice of default (it being agreed that Landlord shall give Prime Lessor such demand and notice of default within a reasonable time after Tenant shall request that such notice be given) and Prime Lessor shall have failed to cure such default within the period, if any, set forth in the Lease for the curing of such default, or if no such period is provided for, within a reasonable period thereafter (giving due consideration to the nature of the default). In any instance in which Tenant would have the right to institute an action or proceeding against Prime Lessor in accordance with the provisions of this Section in the name of Landlord but for the fact that Landlord's remedies under the Lease are limited to arbitration in accordance with the provisions of the Lease, Landlord shall, upon the request of Tenant, but subject to all of the foregoing provisions of this Section, enforce Landlord's rights under the Lease for the benefit of Tenant by arbitration in accordance with the provisions of the Lease, provided that Tenant shall pay to Landlord, upon demand, all reasonable out-of-pocket costs and expenses incurred in connection therewith by Landlord.

            (b) Tenant acknowledges that the failure of Prime Lessor to provide any services or comply with any obligations under the Lease shall not entitle Tenant to any abatement, offset, or reduction in rent payable hereunder; provided, however, that if and to the extent Landlord receives a rent abatement, offset, or reduction from Prime Lessor on account of such failure, Tenant shall be entitled (x) with respect to an abatement or reduction applicable to both the Sublet Space and the balance of the Premises, to a proportionate abatement, offset, or reduction of the rents payable by Tenant pursuant to this sublease, apportioned equitably, after first deducting Landlord's reasonable, out-of-pocket costs, if any, in obtaining such rent abatement or reduction, and
(y) with respect to an abatement or reduction applicable to the Sublet Space only, Tenant shall be entitled to the entire abatement, offset, or reduction after first deducting Landlord's reasonable out-of-pocket costs, if any, in obtaining such rent abatement or reduction.

        7.  Incorporated Lease.

            (a) Except as may be inconsistent with the provisions of this sublease, all of the terms, covenants and conditions of the Lease are hereby made part hereof with the same force and effect as if fully set forth at length herein as if the term "Landlord" herein referred to Landlord in the Lease and the term "Tenant" herein referred to Tenant in the Lease. Wherever the Lease refers to the "Demised Premises," such references for the purposes hereof shall be deemed to refer to the Sublet Space. Notwithstanding the foregoing, the parties agree that the following provisions are not incorporated into this sublease: Article 1 (other than Section 1,07);
Section 2.05; Section 3.01; Section 3.03; Article 4; Article 5 (except that Tenant shall be liable for all Escalation Rent as provided herein); Sections
6.02 - 6.03; Sections 9.02 and 9.03; Section 14.02; Sections 15.01 and 15.02;
Section 16.01; Article 17; Article 30; Article 43; Exhibit A; Exhibit B; Exhibit C; Exhibit D; and Exhibit G.

            (b) Tenant covenants that Tenant shall not do any act, matter or thing which will be, result in, or constitute a violation or breach of or a default under the Lease; it being expressly agreed to by Tenant that any such violation, breach or default shall constitute a material breach by Tenant of a substantial obligation under this sublease. Tenant hereby agrees that Tenant shall indemnify and hold Landlord harmless from and against all claims, liabilities, penalties and expenses, including, without limitation, reasonable attorneys' fees and disbursements, arising from or in connection with any default by Tenant in Tenant's performance of those terms, covenants and conditions of the Lease which are or shall be applicable to Tenant, as above provided, and all amounts payable by Tenant to Landlord on account of such indemnity shall be deemed to be additional rent hereunder and shall be payable upon demand.

            (c) This sublease is expressly made subject and subordinate to the Lease and to all encumbrances and other matters to which the Lease is subject. In any case where the consent or approval of Prime Lessor shall be required pursuant to the Lease, Landlord's consent shall also be required hereunder. If, pursuant to the terms of this sublease, Tenant must obtain the consent or approval of Landlord, and landlord must, pursuant to the Lease, obtain the consent of Prime Lessor or the consent of the holder of any mortgage, superior lease or other interest to which this sublease or the Lease is subordinate, Landlord agrees to: (i) promptly forward a copy of Tenant's request for such consent or approval, together with all relevant documents in Landlord's possession, to Prime Lessor or the holder of any superior interest and (ii) use its reasonable efforts to secure any such consent(s) and/or approval(s). If Prime Lessor or the holder of such superior interest refuses to grant such consent or approval and, as a result, Landlord withholds its consent to Tenant's request therefor, such withholding by Landlord shall not be deemed to be an unreasonable refusal to grant such consent or approval or result in Landlord having any liability under this Lease; provided, however if Prime Lessor or the holder of such superior interest is required to grant such consent or approval or to not reasonably withhold such consent or approval pursuant to the terms of the Lease, then the rights of Tenant and the obligations of Landlord set forth in Section 6(a) hereof shall apply. Notwithstanding the foregoing, so long as Prime Lessor and Tenant shall be the same Person, Tenant may submit Prime Lessor's consent to Landlord at such time as Tenant requests Landlord's consent thereto and the granting or withholding of Landlord's consent shall be governed by all other provisions of this Sublease.

            (d) Tenant agrees to be bound, for all purposes of this sublease, by any modifications or amendments to the Lease, provided that any such modifications or amendments to the Lease do not discriminate against Tenant or increase Tenant's obligations under this sublease, shorten the term of this sublease or decrease Tenant's rights under this sublease or otherwise materially adversely affect Tenant's rights or obligations under this sublease or permit this sublease to be canceled or terminated without Tenant's prior written consent provided, however, that Landlord shall have the right to terminate this sublease in the event that Landlord terminates the Lease in accordance with the provisions of any of Articles 21 or 22 of the Lease or Landlord elects to terminate the Lease pursuant to Article 42.

            (e) Tenant agrees that Landlord shall have no liability to Tenant if the term of this sublease shall terminate by reason of (i) Landlord's Prime Lessor's or Landlord's exercise of any of their respective rights set forth in
Article 21, 22 or 42 of the Lease or (ii) Tenant's breach of any of the terms, covenants or conditions of this sublease on Tenant's part to be observed or performed or (iii) a termination of any ground or underlying leases referred to in Article 6 of the Lease to which the Lease is subordinate, and all amendments thereto or by reason of a foreclosure (or deed in lieu of foreclosure) of any of the mortgages referred to in Article 6 of the Lease.

Tenant covenants and agrees that if, by reason of a default on the part of Landlord, as the tenant under the Lease, in the performance of any of the terms or provisions of the Lease, or for any other reason of any nature whatsoever, such lease or the leasehold estate of the tenant thereunder, is terminated by summary dispossess proceeding or otherwise, then Tenant will attorn to Prime Lessor, and will recognize Prime Lessor as Tenant's landlord under this sublease. Tenant covenants and agrees to execute and deliver, at any time and from time to time, within five (5) days following a request therefor by Landlord or Prime Lessor, any instrument which may be reasonably necessary or appropriate to evidence such attornment. If Landlord shall agree with Prime Lessor to surrender or cancel the Lease (or any portion thereof, if such portion includes the Sublet Space) or shorten the Term of the Lease (or any portion thereof, if such portion includes the Sublet Space) this sublease shall not be affected thereby and shall continue on all of the same terms and conditions set forth herein, except however, that Tenant will attorn to and recognize Prime Lessor as its direct Landlord to the extent of such portion of the Lease (or the Term) so surrendered and thereupon, this sublease, to such extent, shall become a direct Lease between Tenant and Prime Lessor and Tenant will execute any documents reasonably requested by Prime Lessor to evidence such attornment.

        8. Condition of the Sublet Space; Tenant's Work: Landlord's
Contribution.

            (a) It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in this sublease, which alone fully and completely expresses their agreements, and that the same are entered into after full investigation, neither party relying upon any statement or representation made by the other and not embodied in this sublease. Tenant agrees to accept possession of the Demised Premises in "as is" and "where is" condition as of the date hereof; and Landlord is not required to perform work of any kind, nature or description to prepare the Sublet Space for Tenant's occupancy other than to deliver the Sublet Space in "broom clean" condition.

            (b) Tenant acknowledges and agrees that any and all alterations, installations, renovations or other items of work necessary to prepare the Sublet Space for Tenant's initial occupancy ("Tenant's Work" or "Tenant's Changes") shall be performed by Prime Lessor on Tenant's behalf, at Tenant's sole cost and expense as said Tenant's Work is further described in Article 9 of this Sublease. Without limiting the foregoing, Prime Lessor shall construct such walls as may be necessary to demise the Sublet Space from the balance of the Premises and construct a common corridor and all other alterations and installations required in connection therewith in order to demise the Sublet Space in compliance with all legal and insurance requirements.

        9.  Tenant's Changes; Restoration.

            (a) Subject to the receipt of Landlord's consent, which consent shall not be unreasonably withheld, Tenant shall have the right to make, cause to be made or allow to be made during the Term any and all Tenant's Changes (as defined in the Lease), and improvements in the Sublet Space or any portion of the Sublet Space in accordance with the provisions of Article 12 of the Lease which are incorporated herein by reference, as the same may be amended from time to time. Tenant shall also be required to obtain the consent of Prime Lessor to any Tenant's Changes proposed to be made by Tenant as though Tenant were the Tenant under the Lease, All of Tenant's Changes (including the initial fit-out of the Sublet Space) shall be performed in compliance with all applicable provisions of the Lease including, without limitation, Article 3 and Schedule B to the First Amendment to the Lease.

            (b) Tenant agrees to cause Prime Lessor (or, in the alternative, to cause Landlord to cause Prime Lessor) to perform all Changes and all Tenant's Work necessary to prepare the Sublet Space for Tenant's initial occupancy in accordance with the plans and specifications annexed hereto as Exhibit "C". Without limiting the foregoing, Tenant acknowledges that Tenant will be required to use Prime Lessor as its contractor in the manner provided by Schedule B to the First Amendment to Lease, and that Tenant will be required to pay all costs of the Changes and other work performed by Prime Lessor for and on behalf of Tenant, without regard to whether such Changes or other work is billed to Landlord or to Tenant directly by Prime Lessor. Tenant understands that Landlord has not agreed to incur any costs in connection with any of Tenant's Changes (including, without limitation, Tenant's initial fit out) and that Tenant will be required to pay or reimburse to Landlord or to Prime Lessor, as applicable, the cost of all such work within five (5) business days of being billed by Landlord or the Prime Lessor as applicable. In furtherance of the foregoing, Tenant has delivered to Landlord available funds in the sum of $21,000.00 representing approximately 33% of the cost of Tenant's Work as reflected on a photocopy of a work authorization ("Work Order") dated January 24, 2000, provided to Tenant contemporaneously herewith (i.e. the total cost of Tenant's initial fit out is $62,345.00, consisting of $60,890.00 plus $1,455.00 for an alternate exhaust fan in the telcom room). It is anticipated that the cost of Tenant's initial fit out will not exceed $62,345.00; subject, however, to all conditions and qualifications set forth in the Work Order. Tenant agrees to pay all the costs of Tenant's initial fit out. Tenant's failure to make such payment or reimbursement shall, among other things, constitute a default under this Sublease and accelerate the Sublet Space Commencement Date one day for each day of delay in making such payment or reimbursement to Landlord, required by the Lease.

            (c) In the event that Tenant shall make any Tenant's Changes, decorations or improvements in or to the Sublet Space, Tenant shall secure and maintain all insurance coverages required by the Lease.

            (d) At Landlord's election, Tenant shall be required to demolish all of Tenant's changes and restore the Sublet Space at the end of the Term to its condition on the date of this Lease. Notwithstanding anything to the contrary contained in Article 12 of the Lease, if Landlord requires the Restoration of all or any part of Tenant's Changes, Landlord shall advise Tenant of such Restoration requirements at the time Landlord grants its consent to any such Tenant's Changes. If Landlord fails to require Restoration at the time it grants such consent, then Restoration shall not be required with respect to such Tenant's Changes.

        10. Insurance.

            (a) Tenant shall, at its own cost and expense, obtain, maintain and keep in force during the Term for the benefit of Landlord, Tenant, Prime Lessor and such other parties as are named in the Lease, commercial general liability insurance which shall include premises operation, bodily injury, personal injury, death, independent contractors, products and completed operations, broad form contractual liability and broad form property damage coverages in a combined single limit amount of not less than $4,000,000.00 against all claims, demands or actions with respect to damage, injury or death made by or on behalf of any person or entity, arising from or related to the conduct and operation of Tenant's business in, on or about the Sublet Space. Whenever in Landlord's reasonable judgment, good business practice and changing conditions indicate a need for additional or different types of insurance coverage, Tenant shall, upon Landlord's request, promptly obtain such insurance coverage, at Tenant's expense.

            (b) Landlord, Prime Lessor and such other parties as are required to be named pursuant to the Lease, including, without limitation, Prime Lessor's agents and any lessor under any ground or underlying lease, shall be named as additional insureds in said policies and shall be protected against all liability occasioned by an occurrence insured against. All of said policies of insurance shall be: (i) written as "occurrence" policies, (ii) written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry, and (iii) issued by insurance companies which are rated not less than "A:XII" in Best's Key Rating Guide or which are otherwise reasonably satisfactory to Landlord, and which are licensed to do business in the State of New Jersey. Said policies shall also provide that the insurer will give Landlord at least thirty (30) days prior written notice of cancellation of said policy or of any material modification thereof, and shall comply with all of the provisions of the Lease. Tenant shall deliver to Landlord the policies of insurance or certificates thereof, together with evidence of the payment of premiums thereon, prior to the Sublet Space Commencement Date, and shall thereafter furnish to Landlord, at least twenty (20) days prior to the expiration of any such policies and any renewals thereof, a new policy or certificate in lieu thereof, with evidence of the payment of premiums thereon.

            (c) Tenant shall pay all premiums and charges for all of said policies, and, if Tenant shall fail to make any payment when due or carry any such policy, Landlord may, but shall not be obligated to, make such payment or carry such policy, and the amount paid by Landlord, with interest thereon at the maximum legal rate of interest from the date of such payment or the issuance of such policy, shall be repaid to Landlord by Tenant on demand, and all such amounts so repayable, together with such interest, shall be deemed to constitute additional rent hereunder. Payment by Landlord of any such premium, or the carrying by Landlord of any such policy, shall not be deemed to waive or release the default of Tenant with respect thereto.

            (d) Notwithstanding anything to the contrary contained in the Lease, and notwithstanding the limits of insurance specified in this Section, Tenant agrees to defend, indemnify and hold harmless Landlord, and the agents, partners, shareholders, directors, officers and employees of Landlord, from and against all damage, loss, liability, cost and expense (including, without limitation, engineers', architects' and attorneys' fees and disbursements) resulting from any of the risks referred to in this Section. Such indemnification shall operate whether or not Tenant has placed and maintained the insurance specified in this Section, and whether or not proceeds from such insurance (such insurance having been placed and maintained) actually are collectible from one or more of the aforesaid insurance companies; provided, however, that Tenant shall be relieved of its obligation of indemnity herein pro tanto of the amount actually recovered by Landlord from one or more of said insurance companies by reason of injury or damage to or loss sustained on the Sublet Space.

        11. Casualty.

            (a) If the Sublet Space or any part thereof shall be damaged or rendered untenantable or if Tenant's means of ingress and egress to and from the Sublet Space is totally or substantially eliminated (in which case the Sublet Space shall be deemed to be completely untenantable) by fire or other casualty and this sublease is not terminated by Landlord or Prime Lessor pursuant to Section (b) hereof or by reason of a termination of the Lease then: (i) Fixed Rent and Escalation Rent hereunder shall be abated for such periods, if any, in respect of which Landlord receives corresponding abatements under the Lease with respect to the Sublet Space demised by this sublease and (ii) Landlord shall proceed, promptly and with reasonable diligence, to repair such damage to the Sublet Space as it is obligated to repair pursuant to Article 21 of the Lease. For the purposes of this sublease, Landlord's obligation to repair shall include all repairs to the Sublet Space except in respect of the repair or replacement of the personal property of Tenant or of improvements to the Sublet Space made by the Tenant. Tenant's occupancy or reoccupancy of any untenantable portion of the Sublet Space for the conduct of its business which theretofore was untenantable by reason of such fire or other casualty shall constitute a conclusive presumption that such portion of the Sublet Space is no longer untenantable, and any abatement of Fixed Rent or Escalation Rent applicable to such portion of the Sublet Space shall cease as of the date of such occupancy or re-occupancy.

            (b) If the Sublet Space or the Building are partially or totally damaged or destroyed by fire or other casualty, Tenant shall have no right to terminate this sublease and this sublease shall not be terminated by reason of such casualty unless the Lease is terminated by Landlord or Prime Lessor pursuant to the provisions of the Lease. If the Lease is terminated pursuant to
Article 21 thereof, this sublease shall terminate on the same date. Landlord shall give Tenant prompt notice of any such termination. Notwithstanding anything to the contrary contained herein, if the Sublet Space (or the means of ingress thereto and egress therefrom) shall be completely or partially destroyed by fire or other casualty so as to render the Sublet Space unusable by Tenant for a period of more than one hundred eighty (180) days (or for a period of forty-five (45) days if such fire or other casualty occurs in the last year of the Term of this Lease), then Tenant shall have the right to cancel this Lease by written notice to Landlord, which notice shall be delivered to the Landlord prior to the expiration of the aforementioned one hundred eighty (180) or forty-five (45) day periods, respectively.

            (c) Landlord shall exert all commercially reasonable efforts to restore the Sublet Space following a casualty in a manner which will not unreasonably disturb Tenant or interfere with the conduct of Tenant's business in the Sublet Space. Subject to the preceding sentence, Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from any such damage by fire or other casualty or the repair thereof. Landlord shall not be obligated to repair any damage to, or replace, Tenant's Property.

            (d) Landlord and Tenant each agree to use diligent efforts to cooperate with each other and with their respective insurers (and with Prime Lessor and its insurers) in order to facilitate the collection of all insurance proceeds (including, without limitation, rent insurance proceeds) applicable to damage and destruction of the Building or the Sublet Space (as defined herein or in the Lease) by fire or other casualty.

        12. Condemnation.

            (a) If the Lease is terminated as a result of any temporary or permanent taking of all or any portion of the Building, the Premises or the Sublet Space by condemnation, this sublease shall likewise terminate and Fixed Rent and Escalation Rent hereunder shall be apportioned as of the date of such termination.

            (b) In the event of any condemnation of all or any part of the Building, the Premises or the Sublet Space, Prime Lessor and/or Landlord shall be entitled to receive the entire compensation or award for any such condemnation. Tenant shall have no claim against Prime Lessor, Landlord or the condemning authority for the value of any unexpired portion of the Term or for Tenant's subleasehold interest and Tenant hereby expressly assigns to Prime Lessor and/or Landlord all of its right, title and interest in and to any such compensation or award, and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof. Nothing contained in this subsection (b) shall be deemed to prevent Tenant from making a separate claim in any condemnation proceeding for (i) any moving expenses incurred by Tenant and (ii) the value of any Tenant's property.

            (c) If the temporary use or occupancy of all or any part of the Sublet Space shall be condemned for any public or quasi-public use or purpose during the term, this sublease and the Term shall be and remain unaffected by such condemnation and Tenant shall continue to be responsible for all of its obligations hereunder (except to the extent prevented from so doing by reason of such condemnation) and shall continue to pay all Fixed Rent and Escalation Rent in full. In the event of any such condemnation, Landlord, subject to the terms of the Lease, shall be entitled to appear, claim, prove and receive the entire award, which shall be appropriately apportioned between Tenant and Landlord.

            (d) The term "condemnation" as used herein shall include a taking for public use or purpose and any agreement in lieu of or in anticipation of the exercise of the power of eminent domain entered into by Prime Lessor, a ground lessor or a mortgagee and any governmental authority authorized to exercise the power of eminent domain.

        13. Assignment and Subleasing.

            (a) Except as and to the extent provided in this Section 13, Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise (i) assign or otherwise transfer this sublease or the term and estate hereby granted, (ii) sublet the Sublet Space or any part thereof, or allow the same to be used, occupied or utilized by anyone other than Tenant and a related company (as such term is defined in the Lease), or (iii) mortgage, pledge, encumber or otherwise hypothecate this sublease or the Sublet Space or any part thereof in any manner whatsoever.

            (b) Provided that Tenant is not in default beyond any applicable grace or cure period under any of the terms, covenants and conditions of this sublease, Tenant shall have the right to further sublet any portion of the Sublet Space or to assign its interest in this sublease, subject to all of the following terms and conditions:

            i. Tenant shall have complied with the applicable provisions of the Lease incorporated herein by reference and shall obtain, prior to the effective date of the proposed sublease or assignment, the consent of Prime Lessor to such sublease or assignment, if required under the terms of the Lease and Landlord shall not have elected to recapture such portion of the Sublet Space;

            ii. Tenant shall obtain the prior written consent of Landlord to the proposed sublease or assignment, which consent shall not be unreasonably withheld or delayed by Landlord, provided the following conditions are satisfied:

                 (1) Tenant shall have complied with, and be bound by, all
                     sections of Article 8 of the Lease which are incorporated herein by reference pursuant to Section 7 of this sublease (it being understood, in each case, that any reference to a "subtenant" or "assignee" in those incorporated sections of
                     Article 8 of the Lease shall be deemed to refer to Tenant's proposed subtenant or assignee); and

                 (2) the proposed tenant shall not be an "Excluded Person" (as such term is defined below); and

                 (3) there shall not be in the aggregate more than two (2)
                     tenants or occupants (including Tenant) of the Sublet
                     Space.

            iii. For the purposes of subparagraph (b) above, the term "Excluded
                 Person" shall mean: (i) a person whose then principal business is the sale or issuance of insurance or reinsurance policies, treaties or agreements; or (ii) any federal, state or local government entity, agency or instrumentality, school or employment agency or other person prohibited by the Lease; and

            iv. Any attempted assignment or subletting made contrary to the provisions of this Section 13 and shall be null and void. No consent by Landlord or Prime Lessor to any assignment or subletting shall in any manner be considered to relieve Tenant from obtaining Landlord's and Prime Lessor's express written consent to any further assignment or subletting, if required under this sublease or under the Lease, respectively.

Notwithstanding anything to the contrary contained in this Article with respect to assignment and subletting, Landlord's consent shall not be required with respect to an assignment and/or subletting to a corporation or other entity which succeeds to all, or substantially all, of the assets and liabilities of the Tenant; provided that the net worth of such successor corporation or other entity, computed in accordance with generally accepted accounting principles and certified by a firm of certified public accountants to Landlord at the time such corporation or other entity succeeds to Tenant's interest in this Lease, shall be at least equal to the net worth of Tenant as of the date of this Lease. Notwithstanding the foregoing, the consent of Prime Lessor shall be required with respect to any such sublease or assignment.

        14. Landlord's Representations.

            (a) To induce Tenant to enter into this sublease Landlord hereby represents, warrants and covenants to Tenant that:

            i.   The Lease is in effect and has not been terminated;

            ii.  The Lease Expiration Date is October 31, 2009;

            iii. Landlord is a duly formed and validly existing corporation.
                 This sublease has been duly authorized, executed and delivered by Landlord and constitutes the legal, valid and binding obligation of Landlord; and

            iv. The Lease annexed hereto as Exhibit "B" and made a part hereof is a true and complete copy of the Lease, except as to certain intentionally omitted provisions, which provisions are expressly made inapplicable to Tenant and the Sublet Space.

            (b) To induce Landlord to enter into this sublease Tenant hereby represents, warrants and covenants to Landlord that:

             i. Tenant is a duly formed and validly existing corporation with full power and authority to enter into this sublease and to perform its obligations hereunder in accordance with its terms; and

             ii this sublease has been duly authorized by all necessary corporate action, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant.

        15. Occupancy Tax.

            If any commercial rent or occupancy tax shall be levied with regard to the Sublet Space, tenant shall pay the same either to the taxing authority, or, if appropriate, to Landlord, as additional rent, not less than twenty (20) days before the due date of each and every such tax payment. In the event that. any such tax payment shall be made by Tenant to Landlord, Landlord shall remit the amount of such payment to the taxing authority on Tenant's behalf.

        16. Hold Over.

            The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Sublet Space as aforesaid will be substantial and will exceed the amount of the monthly installments of the Fixed Rent payable hereunder and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Sublet Space is not surrendered to Landlord on the Expiration Date or sooner termination of the Term, in addition to any other right or remedy Landlord may have hereunder or at law or in equity, Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the Sublet Space after the Expiration Date or sooner termination of this sublease, a sum equal to two times (2x) the aggregate of the portion of the Fixed Rent and regularly scheduled items of additional rent which were payable hereunder with respect to the last month of the Term. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Sublet Space after the Expiration Date or sooner termination of this sublease and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section, which provisions shall survive the Expiration Date or sooner termination of this sublease. Notwithstanding the foregoing, Tenant may hold over subsequent to the Expiration Date provided that: (x) Prime Lessor shall previously consent in writing to such holding over by Tenant; and (y) Tenant shall indemnify and hold harmless Landlord against all claims, damages and losses (including attorneys' fees, changes and disbursements through all appeals) paid or incurred by Landlord as a result of Tenant's holding over. This provision shall survive the Expiration Date or the sooner termination of the Lease.

        17. Broker.

            Landlord and Tenant warrant and represent to each other that they have dealt with no broker in connection with this transaction other than The Corporate Real Estate Alliance and Dileo Realty Associates, (collectively, "Broker") and each hereby agrees to indemnify and hold the other harmless from all costs, expenses (including reasonable attorneys' fees and disbursements) and liability arising from any breach of the foregoing representation. Landlord and Tenant shall indemnify and hold each other harmless from all costs, expenses (including reasonable attorneys' fees and disbursements) and liability arising from any claim for any commissions or compensation by any broker employed by Tenant in connection with a further underletting of all or any portion of the Sublet Space. Landlord shall compensate Broker pursuant to a separate Compensation Agreement.

        18. Prime Lessor's Consent.

            This sublease shall have no effect until Prime Lessor shall have given its written consent hereto in accordance with the terms of the Lease. If Prime Lessor does not give its consent to this sublease, for any reason whatsoever within thirty (30) days after the date hereof, then either party may elect to cancel this sublease by giving notice to the other party after the expiration of said thirty (30) day period, but prior to the giving of said consent by Prime Lessor to this sublease, Landlord and Tenant each agree to use all reasonable efforts to obtain such consent. Tenant and Landlord each agree that such party shall promptly execute and deliver Prime Lessor's consent to this sublease.

        19. Security Deposit.

            Tenant shall deposit with Landlord the sum of $45,629.16 ("Security Deposit"), upon Tenant's execution and submission of this Lease. The Security Deposit shall serve as security for the prompt, full and faithful performance by Tenant of the terms and provisions of this Lease. If Tenant commits a Default, or owes any amounts to Landlord upon the expiration of this Lease, Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant's obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord within ten (10) days after notice, an amount sufficient to restore the full amount of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from Landlord's general fund. The Security Deposit shall be deposited in an interest-bearing account. Landlord shall pay to Tenant all interest accrued on the Security Deposit, less an annual fee equal to one percent (1%) of the Security Deposit, within sixty (60) days of the end of any calendar year upon Landlord's receipt of a written request from Tenant. Any remaining portion of the Security Deposit shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest in this Lease) within sixty (60) days after Tenant (or such assignee) has vacated the Premises in accordance with the Lease. If the Premises shall be expanded at any time, or if the Term shall be extended at an increased rate of Rent, the Security Deposit shall thereupon be proportionately increased.

        20. Miscellaneous,

            (a) All prior understandings and agreements between the parties in respect of this sublease as merged within this sublease, which alone fully and completely sets forth the understanding of the parties; and this sublease may not changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or termination as sought.

            (b) Any notice or demand which either party may or must give to the other hereunder shall be in writing and delivered personally or sent by registered or certified mail, return receipt requested, addressed as follows:

      If to the Tenant:

      I-many, Inc.
      537 Congress Street
      Suite 500, Portland
      Maine 04101

      with a copy to:

      Lucash, Gesner & Updegrove LLP
      40 Broad Street
      Boston, MA 02109
      Attn: William Contente, Esq.

      If to the Landlord:

      PXRE Corporation
      399 Thornall Street
      Edison, NJ 08837
      Attn: President
      Tel:
      Fax:

      with a copy to:

      Morgan, Lewis & Bockius LLP
      101 Park Avenue
      New York, NY 10178
      Attn: Mario J. Suarez
      Tel: (212) 309-6920
      Fax: (212) 309-6273

Either party, may, by notice in writing, direct that future notices or demands be sent to a different address.

            i. Whenever in the Lease a time is specified for the giving of any notice or the making of any demand by the Tenant thereunder, such time is hereby changed (for the purpose of this sublease only) by adding two (2) business days thereto, and whenever in the Lease a time is specified for the giving of any notice or the making of any demand by the Landlord thereunder, such time is hereby changed (for the purpose of this sublease only) by subtracting two (2) business days therefrom. Whenever in the Lease a time is specified within which the Tenant thereunder must give notice or make a demand following an event, or within which the Tenant must respond to any notice, request or demand previously given or made by the Landlord thereunder, or to comply with any obligation on the Tenant's part thereunder, such time is hereby changed (for the purpose of this sublease only) by subtracting two (2) business days therefrom. Wherever in the Lease a time is specified within which the Landlord thereunder must give notice or make a demand following an event, or within which the Landlord must respond to any notice, request or demand previously given or made by the

                 Tenant thereunder, such time is hereby changed (for the purpose of this sublease only) by adding two (2) business days thereto. It is the purpose and intent of the foregoing provisions to provide the Landlord under this sublease with time within which to transmit to the Prime Lessor any notices or demands received from the Tenant under this sublease, and to transmit to the Tenant any notices or demands received from the Prime Lessor. Notwithstanding the foregoing, any notices required to be delivered by either the Landlord or the Tenant under the terms of this sublease which are not notices to or from the Prime Lessor under the Lease shall be given in the manner, and the times, provided in this sublease (or in the Lease) without reference to the addition or subtraction of days as provided in this subsection.

            (c) Landlord hereby grants to Tenant the right to utilize Tenant's Share of the listings on the Building directory to which Landlord is entitled under the Lease.

            (d) The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and Tenant, and their respective permitted successors and assigns. The term "Landlord" as used in this sublease means only the tenant under the Lease, at the time in question, so that if Landlord's interest in the Lease is assigned, Landlord shall be thereupon released and discharged from all covenants, conditions and agreements of Landlord hereunder accruing with respect to the Lease from and after the date of such assignment, but such covenants, conditions and agreements shall be binding on the assignee until thereafter assigned.

            (e) The paragraph headings appearing herein are for purposes of convenience only and are not deemed to be part of this sublease.

            (f) In the event that any provisions of this sublease shall be held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this sublease shall be unaffected thereby.

            (g) This sublease shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

IN WITNESS WHEREOF, the parties hereto have hereunto set their respective signatures as of the day and date first above written.


ATTEST:                                LANDLORD:


                                       PXRE CORPORATION


By: Anne Massiah                        By: Gerald Radke
    _________________________               __________________________
    Name:                                   Name:
    Title: Admin. Asst.                     Title:



ATTEST:                                 TENANT:

By: Cheryl O. Tumlin                    By: Philip M. St. Germain
    _________________________               __________________________
    Name: Cheryl O. Tumlin                  Name: Philip M. St. Germain
    Title: Counsel                          Title: CFO

                                                                       EXHIBIT A


                                  SUBLET SPACE

                        [BLUEPRINT OF 12th FLOOR PLAN]

             I-many - Inc.                        PXRE (crosshatched)
         (area not crosshatched)


                               12TH FLOOR PLAN
                             399 THORNALL STREET
                              EDISON, NEW JERSEY